Exhibit 1.1

PHILADELPHIA ENERGY SOLUTIONS INC.

[•] Shares of Class A Common Stock

UNDERWRITING AGREEMENT

Dated:  [•], 2015

Philadelphia Energy Solutions Inc.

[•] Shares of Class A Common Stock

UNDERWRITING AGREEMENT

[•], 2015

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Credit Suisse Securities (USA) LLC

    as Representatives of the several Underwriters

c/o                               Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated

One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Philadelphia Energy Solutions Inc., a Delaware corporation (the “Company”) and the persons and entities listed in Schedule B hereto (the “Selling Stockholders”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Credit Suisse are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Class A common stock, par value $0.001 per share, of the Company (the “Common Stock”) set forth in Schedule A hereto (the “Initial Securities”) and (ii) the grant by the Company and the Selling Stockholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional shares of Common Stock (the “Option Securities”).  The Initial Securities to be purchased by the Underwriters and the Option Securities are herein called, collectively, the “Securities.”

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

It is understood and agreed to by all parties hereto that the Company is a Delaware corporation that was formed for the purpose of making the proposed issuance and sale of the Securities.

It is further understood and agreed to by all parties hereto that the following transactions have occurred or will occur on or immediately prior to the Closing Time (as defined below):(1)

(a)           Carlyle PES, L.L.C., a Delaware limited liability company affiliated with The Carlyle Group (“Carlyle”), PES Equity Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Energy Transfer Partners, L.P. (“PES Equity”), and certain of the Company’s executive and senior management will contribute their existing membership interests in Philadelphia Energy Solutions LLC, a Delaware limited liability company(“PES LLC”), to

(1)  LW to compare to any additional changes/modifications in steps

PESC Company, LP, a Delaware limited partnership (“PESC Company”), in exchange for limited partner interests in PESC Company and, as a result, PESC Company will be the sole members of PES LLC;

(b)           PES LLC will distribute all of the Company’s outstanding capital stock to PESC Company and, as a result, PESC Company will be the Company’s sole stockholder;

(c)           PESC Company will make a distribution in kind to Carlyle of a portion of the membership interests in PES LLC;

(d)           through a series of distributions in kind and contribution transactions, the membership interests in PES LLC owned by Carlyle will be conveyed to the Selling Stockholders and PES Investors I, L.P., PES Investors II, L.P., PES Investors II-A, L.P., PES Investors III, L.P., PES Investors III-A, L.P., PES Investors IV, L.P. and PES Investors V, L.P., each of which is a Delaware limited partnership and each of which will be treated as an association taxable as a corporation for U.S. federal income tax purposes (collectively, the “PES Investors Entities”);

(e)           The Company will amend and restate its certificate of incorporation (as amended and restated, the “Certificate of Incorporation”) to, among other things, (i) provide for Class A common stock and Class B common stock and (ii) convert PESC Company’s existing equity interest in the Company into shares of Class B common stock on a [•] -to-one basis;

(f)            The Selling Stockholders will contribute to the Company their membership interests in PES LLC and 100% of the ownership interests in the PES Investors Entities, in exchange for (i) [•] shares of Class A common stock and (ii) promissory notes in the aggregate amount of approximately $7.7 million (collectively, the “Cash Balance Notes”), which will be subject to adjustment at maturity such that the amount payable equals the net current assets of the PES Investors Entities;

(g)           The amended and restated limited liability company agreement of PES LLC (as amended and restated, the “PES LLC Operating Agreement”) will be amended and restated to, among things, (i) provide for a single class of common membership interests in PES LLC (the “LLC Units”), (ii) convert all of the existing membership interests in PES LLC (which at such time will be owned by PESC Company, the Company and the PES Investors Entities) into LLC Units and (iii) appoint the Company as the sole managing member of PES LLC;

(h)           The Company will issue the Securities and will use the net proceeds it receives therefrom to (i) purchase [•] LLC Units directly from PESC Company at a price per unit equal to the initial public offering price per share of the Securities, less the underwriting discount;

(i)            PESC Company will use the proceeds from the sale of LLC Units to the Company to distribute $[•] million to Carlyle, PES Equity and certain members of the Company’s management; and

(j)            The Company will enter into (i) a tax receivable agreement with PESC Company, PES LLC, Carlyle, PES Equity and certain members of its management (the “Tax Receivable Agreement”), (ii) a registration rights agreement with PESC Company and the Selling Stockholders (the “Registration Rights Agreement”) and (iii) stockholders agreement with PESC Company and the selling stockholders (the “Stockholders Agreement”).

The transactions contemplated in subsections (a) through (i) above are referred to herein as the “Transactions.” The “Transaction Documents” shall mean the PES LLC Operating Agreement, the Certificate of Incorporation, the Amended and Restated Bylaws of Company (the “Bylaws”), the Contribution Agreement by and among PESC Company, the Company, PES LLC, Carlyle, PES Equity and certain other parties thereto (the “Contribution Agreement”), the Tax Receivable Agreement, the Registration Rights Agreement and the Stockholders Agreement. The “PES Parties” shall mean PES LLC and the Company.

The Company, the Selling Stockholders and the Underwriters agree that up to [•] shares of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations.  The Company solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by the Underwriters.  To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 9:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-202119), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.”  Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The prospectus used prior to the effectiveness of the Registration Statement dated [•], and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement dated [•] is herein called a “preliminary prospectus.”  The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [[•]:00 P./A.M.], New York City time, on [•], 2015 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

SECTION 1.         Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter and each Selling Stockholder as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter and each Selling Stockholder, as follows:

(i)            Registration Statement and Prospectuses.  Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)           Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, none of (A) the General Disclosure Package and (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids,” the information under the heading “Underwriting—Electronic Distribution” and the last paragraph under the heading “Underwriting—NYSE Listing” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)          Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv)          Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v)           Independent Accountants.  KPMG LLP, who has certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(vi)          No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, management, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its common stock.

(vii)         Good Standing. Each of the Company and its subsidiaries has been duly formed or organized and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Transaction Documents to which it is a party at the Closing Time and each Date of Delivery. Each of the Company and its subsidiaries is, or at the Closing Time and each Date of Delivery will be, duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires, or at the Closing Time and each Date of Delivery will require, such qualification, except where the failure to be so qualified or registered would not result in a Material Adverse Effect.

(viii)        Authorization of Securities. The Securities to be purchased by the Underwriters have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable.

(ix)          Capitalization. As of March 31, 2015, the authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of Common Stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(x)           No Preemptive or Registration Rights. Except as contained in the Certificate of Incorporation, Bylaws or described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Company or its subsidiaries or (B) outstanding options or warrants to purchase any securities of the Company or its subsidiaries. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Stock or other securities of the Company or its subsidiaries, except such rights as have been waived or satisfied.

(xi)          Authorization of Transactions. The Company has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. Each of the PES Parties has all requisite power and authority to execute and deliver each Transaction Document to which it is a party and perform its respective obligations thereunder. The Company has all requisite corporate power and authority to issue, sell and deliver the Securities, in accordance with and upon the terms and conditions set forth in this Agreement, the Certificate of

Incorporation, the Bylaws, the Registration Statement, the General Disclosure Package and the Prospectus. At the Closing Time and each Date of Delivery, all limited partnership, limited liability company or corporate action, as the case may be, required to be taken by the PES Parties or any of their members or partners for the authorization, issuance, sale and delivery of the Securities and the LLC Units, the execution and delivery by the PES Parties to which they are a party and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Transaction Documents shall have been validly taken.

(xii)         Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company; and the Transaction Documents have been duly authorized, executed and delivered by the PES Parties thereto and will be valid and legally binding agreements of each of them, enforceable against each of them in accordance with their respective terms.

(xiii)        Financial Statements; Non-GAAP Financial Measures.  The balance sheet of the Company has been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”).  The consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and PES LLC, as applicable, and their respective consolidated subsidiaries at the dates indicated and the consolidated statement of operations, stockholders’ equity and cash flows of the Company and PES LLC and their consolidated subsidiaries, as applicable, for the periods specified, in each case on the basis stated in the Registration Statement; said consolidated financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The summary historical consolidated financial data set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Summary—Summary Historical Financial Data” and the summary financial information of PES LLC derived from the audited consolidated financial statements of PES LLC and the summary interim financial information of PES LLC derived from the unaudited interim consolidated financial statements of PES LLC set forth under the caption “Selected Historical Consolidated Financial Data” in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes thereto, is accurately presented in all material respects and prepared on a basis consistent with the audited consolidated financial statements or the unaudited interim consolidated financial statements, as applicable, from which they have been derived, unless expressly noted otherwise. The pro forma consolidated financial statements of the Company, and the related notes thereto, present fairly the information shown therein. The pro forma consolidated financial statements of the Company have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities

Exchange Act of 1934, as amended (the “1934 Act”) and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(xiv)        Description of Securities. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects and such description conforms to the rights set forth in the instruments defining the same in all material respects. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xv)         Absence of Violations and Defaults. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws, limited liability company or limited partnership agreement or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, and (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect, or (D) in violation, breach or default of any Transaction Document to which it is a party, except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xvi)        No Conflicts. None of (A) the offering, issuance or sale by the Company of the Securities, (B) the execution, delivery and performance of this Agreement and the Transaction Documents by the PES Parties that are parties hereto or thereto, as the case may be, (C) the consummation of the Transactions and any other transactions contemplated by this Agreement or the Transaction Documents, or (D) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus (1) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other similar organizational documents of any of the PES Parties or any of the Company’s subsidiaries, (2) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any Agreement and Instrument, (3) violates or will violate any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity or (4) results or will result in the creation or imposition of any Lien upon any property or assets of any PES Party or any of the Company’s subsidiaries except, in the case of clauses (2), (3) and (4), where such breaches, violations, defaults or Liens would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or would materially impair the ability of the PES Parties to consummate the Transactions or any other transactions contemplated by this Agreement or the Transaction Documents.

(xvii)       Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xviii)      Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect their respective properties or assets or the performance of this Agreement or the Transaction Documents or the consummation of any of the transactions contemplated herein or therein (including the Transactions).

(xix)        Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required.  The statements made in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and, if applicable, filed constitute accurate summaries of the terms of such contracts and documents in all material respects.

(xx)         Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder, the consummation of the transactions contemplated by this Agreement or the Transaction Documents or the consummation of any of the transactions contemplated herein or therein (including the Transactions), except (A) such as have been already obtained, or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA, and (B) for any such filing, authorization, approval, consent, license, order, registration, qualification, or decree that if not obtained, would not reasonably be expected to result in a Material Adverse Effect or prevent or materially hinder or delay the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(xxi)        Possession of Licenses and Permits.  At the Closing Time, after giving effect to the Transactions, the Company and its subsidiaries will possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities or rights of use related thereto necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. At the Closing Time, after giving effect to the Transactions, the Company and its subsidiaries will be in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. At the Closing Time, all of the Governmental Licenses will be valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxii)       Title to Property.  Following consummation of the Transactions and at the Closing Time and each Date of Delivery, the Company and its subsidiaries will have good title to all property described in the Registration Statement, the General Disclosure Package or the Prospectus as owned by them in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) arise under the (i) “intermediation agreement”, (ii) “Refining term loan” and (iii) “Refining revolving credit agreement”, as each such term is defined in the Prospectus or (C) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries hold properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any written notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not result in a Material Adverse Effect.

(xxiii)      Rights of Way.  At the Closing Time and each Date of Delivery, after giving effect to the Transactions, the Company and its subsidiaries will have such easements or rights-of-way from each person (collectively, “rights-of-way”) or rights of use related thereto as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, except for (I) qualifications, reservations and encumbrances that would not result in, individually or in the aggregate, a Material Adverse Effect and (II) such rights-of-way that, if not obtained, would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxiv)     Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now carried on by them, and neither the Company nor any of its subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxv)        Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and is not so described.

(xxvi)   ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, (A) the Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as

amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (B) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which the Company or any of its subsidiaries would have any liability, excluding any reportable event for which a waiver could apply; (C) neither the Company nor any of its subsidiaries has incurred, nor does any such entity expect to incur, liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (2) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (D) each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; and (E) neither the Company nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(xxvii)    Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

(xxviii)   Accounting Controls. The Company and each of its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor any of its subsidiaries are aware of any material weakness in their internal accounting controls.

(xxix)     Disclosure Controls. To the extent required by Rule 13a-15 under the 1934 Act, the Company has established and maintains “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the 1934 Act); and (A) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the 1934 Act, as applicable, is accumulated and communicated to management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (B) to the extent required by Rule 13a-15 under the 1934 Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the 1934 Act.

(xxx)      Compliance with the Sarbanes-Oxley Act.  The Company and each of its subsidiaries have taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, the Company and all of its subsidiaries will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company and its subsidiaries are required to comply as of the effectiveness of the Registration Statement.

(xxxi)     Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities, except for those as would not result in a Material Adverse Effect

(xxxii)    Payment of Taxes.  All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed, or have properly requested extensions thereof, all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company and its subsidiaries. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxiii)   Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers that, to the knowledge of the Company, are financially sound, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to the conduct of its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries have been denied any insurance coverage which it has sought or for which it has applied relating to its business except as would not result in a Material Adverse Effect.

(xxxiv)   Investment Company Act.  Neither the Company nor any of its subsidiaries is now, and after the offering, issuance and sale of the Securities to be sold by the Company pursuant to the Underwriting Agreement and the application of the net proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” neither the Company nor any of its subsidiaries will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxv)    Absence of Manipulation.  None of the Company nor any of its direct or indirect subsidiaries has taken, or will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxvi)   Anti-Bribery/Anti-Corruption Laws.  Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has (i) used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment from funds of the Company or any of its subsidiaries to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and each of its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; or (iv) offered or requested any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment or kickback.

(xxxvii)  Money Laundering Laws.  The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the

Company and each of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxviii) OFAC.  Neither the Company nor any of its subsidiaries, any of their respective directors or officers or, to the knowledge of the Company, any agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company and each of its subsidiaries will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to (i) fund any activities of or business with any Person, or in any Sanctioned Country or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxix)   Sales of Reserved Securities.  The Company has not offered, or caused the Representatives to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its subsidiaries to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its subsidiaries, or their respective businesses or products.

(xl)          Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xli)         Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlii)        Maintenance of Rating.  Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(xliii)       Offering Materials. Neither the Company nor any of its subsidiaries has distributed and, prior to the later to occur of the Closing Time or any Date of Delivery and completion of the distribution of the Securities, will distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, any other materials, if any, permitted by the 1933 Act, including Rule 134.

(xliv)       NYSE Listing. The Securities have been approved to be listed on the New York Stock Exchange (“NYSE”), subject only to official notice of issuance.

(xlv)        FINRA. To the knowledge of the Company, there are no affiliations or associations between any participating member of FINRA and any of the Company’s officers or directors or the Company’s 5% or greater security holders, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(b)           Representations and Warranties by the Selling Stockholders. Each Selling Stockholder severally, and not jointly, represents and warrants to each Underwriter and the Company as of the date hereof, as of the Applicable Time, as of the Closing Time and, if the Selling Stockholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter and the Company, as follows:

(i)            Accurate Disclosure. Neither the Registration Statement, the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by such Selling Stockholder consists of (A) the legal name, address and the number of shares of Common Stock owned by such Selling Stockholder before the offering, and (B) the other information with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (the “Selling Stockholder Information”); such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any material information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.

(ii)           Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(iii)          Noncontravention. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject (except for such conflicts, breaches, defaults or impositions as would not, singly or in the aggregate, materially and adversely affect the performance by such Selling Stockholder of its obligations hereunder), nor will such action result in any violation of (i) the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, except, in the case of clause (ii) above, for such violations as would not, singly or in the aggregate, materially and adversely affect the performance by such Selling Stockholder of its obligations hereunder.

(iv)          Valid Title. Such Selling Stockholder has, and at the Closing Time and, if such Selling Stockholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, will have, valid title to the Securities to be sold by such Selling Stockholder or a valid security entitlement in respect of such Securities, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder or a valid security entitlement in respect of such Securities.

(v)           Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Representatives (assuming that neither DTC nor any Underwriter has “notice of an adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be successfully asserted against the Representatives with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (i) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (ii) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (iii) appropriate entries to the accounts of the Representatives on behalf of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (iv) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (v) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (vi) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vi)          Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(vii)         Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required to be made by such Selling Stockholder for the performance by such Selling Stockholder of its obligations hereunder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as may have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws, blue sky laws or the rules of FINRA, (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered and (C) where the absence of such filing, consent, approval, authorization, order, registration, qualification or decree as would not, singly or in the aggregate, materially and adversely affect the performance by such Selling Stockholder of its obligations hereunder.

(viii)        No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights (other than those that have been waived) to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement other than those rights that have been disclosed in the Registration Statement, General Disclosure Package and the Prospectus.

(ix)          No Free Writing Prospectuses. Such Selling Stockholder has not prepared or had prepared on its behalf, other than each electronic road show and any other written communications approved in advance by the Company and the Representatives, or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(c)           Officer’s Certificates.  Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.         Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder, severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to [•] Option Securities, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company and the Selling Stockholders, setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Payment.  Payment of the purchase price for, and delivery of the Initial Securities shall be made at the offices of Latham & Watkins LLP, 811 Main Street, 37th Floor, Houston, Texas, 77002, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Stockholders, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:00 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Stockholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Stockholders, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Selling Stockholders against delivery to the Representatives for the respective accounts of the Underwriters for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.         Covenants of the Company and the Selling Stockholders.  The Company, in Section 3(a) through Section 3(m), covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or, to the knowledge of the Company, of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration

Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.  The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver, upon request, to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts, and will also deliver to the Representatives, upon request and without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)            Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)           Listing.  The Company will use its reasonable best efforts to effect and maintain the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

(i)            Restriction on Sale of Common Stock.  During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch and Credit Suisse, on behalf of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any long-term incentive plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing of a registration statement on Form S-8 relating to any long-term incentive plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (F) up to [•] shares of Common Stock issued or options to purchase up to [•] shares of

Common Stock granted in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to any plan assumed by the Company in connection with such acquisition; provided, however, that the person or entity to whom such Common Stock are issued shall be subject to the restrictions set forth in this Section 3(i).

(j)            Reporting Requirements.  The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.  Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(k)           Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)            Tax Certificate. If any Selling Stockholder informs the Company in writing that it is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to the Representatives, on or before the Closing Time, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than 30 days prior to the Closing Time, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of provision to the Internal Revenue Service (“IRS”) of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(m)          Covenants of the Selling Stockholders. Each Selling Stockholder, severally, and not jointly, covenants with each Underwriter as follows:

(i)            Issuer Free Writing Prospectuses. Such Selling Stockholder agrees that it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, within the meaning of Rule 405 of the 1933 Act Regulations.

(ii)           Tax Forms. Such Selling Stockholder will deliver to the Representatives, prior to or at the Closing Time, a properly completed and executed IRS Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(iii)          Tax Certificate. Such Selling Stockholder will inform the Company in writing if on or before the Closing Time it is not a U.S. person for U.S. federal income tax purposes.

SECTION 4.         Payment of Expenses.

(a)           Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates, if any, for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e)) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky memorandum and any supplement thereto (such fees and disbursements of counsel not to exceed $5,000), (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (for the avoidance of doubt, the travel and lodging expenses of the Underwriters shall be paid for by the Underwriters), and the cost of aircraft and other transportation chartered in connection with the road show not paid by the Underwriters (and the Underwriters will pay 50% of the cost of such aircraft or other transportation), (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (such fees and disbursements of counsel not to exceed $20,000), and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

(b)           Expenses of the Selling Stockholders. The Selling Stockholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.

(c)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(o), Section 9(a)(i), Section 9(a)(iii)  or Section 10 (but only with respect to the non-defaulting Underwriters) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(d)           Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

SECTION 5.         Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein or in certificates of any officer of the Company or any of its subsidiaries or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by each of the Company and each Selling Stockholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement; Rule 430A Information.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)           Opinion of Counsel for Company.  At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto.

(c)           Opinion of Counsel for the Selling Stockholders. At the Closing Time, the Representatives shall have received the opinions, dated the Closing Time, of Latham & Watkins LLP, counsel for Carlyle CEMOF AIV Investors Holdings, L.P. and Carlyle CEMOF AIV Investors Holdings, L.P., respectively, in form and substance satisfactory to the to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits [B-1] and [B-2] hereto.

(d)           Opinion of Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Vinson & Elkins L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(e)           Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, management, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f)            Certificate of Selling Stockholders. At the Closing Time, the Representatives shall have received a certificate of an executive officer or attorney-in-fact of each Selling Stockholder, dated the Closing Time, to the effect that (i) the representations and warranties of such Selling Stockholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) such Selling Stockholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(g)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)           Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i)          Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(j)          No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k)         Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

(l)          Transactions. The Company shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Time in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus without material modification, change or waiver, except for such material modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Securities at the Closing Time on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(m)          Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries and the Selling Stockholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)            Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificates delivered at the Closing Time pursuant to Section 5(e) hereof remain true and correct as of such Date of Delivery.

(ii)           Certificate of Selling Stockholders. A certificate, dated such Date of Delivery, of an executive officer or attorney-in-fact of each Selling Stockholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

(ii)           Opinion of Counsel for the Company.  If requested by the Representatives, an opinion of Latham and Watkins LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)        Opinion of Counsel for Underwriters.  If requested by the Representatives, the favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(iv)          Bring-down Comfort Letter.  If requested by the Representatives, a letter from KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(n)           Additional Documents.  At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such customary documents and opinions as they may reasonably require for a transaction of this type for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o)           Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled (other than by reason of a default by any of the Underwriters), this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by written notice to each of the Company and the Selling Stockholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.         Indemnification.

(a)           Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)           Indemnification of Underwriters by Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Company to the extent and in the manner set forth in clause (a) above; provided that such Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information; provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

(c)           Indemnification of Company, Directors and Officers and Selling Stockholders.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, officers, managers, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or

Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  The indemnifying parties shall not be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(f) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)            Indemnification for Reserved Securities.  In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 9:00 A.M. (New York City time) on the first business day after the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities, other than such losses, liabilities, claims, damages or expenses incurred in connection with defending, investigating or settling any action or claim that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of any Underwriter. The Company shall reimburse the Underwriters promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, liability, claim, damage or expense as such expenses are incurred.

(g)           Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

SECTION 7.         Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(f) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(f) hereof.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. Notwithstanding the provisions of this Section 7, no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Selling Stockholder from the sale of its Shares in the public offering exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission or otherwise pursuant to Section 6 above.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director and officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.         Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, or any of its subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.         Termination of Agreement.

(a)           Termination.  The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the NYSE Amex or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10.       Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, the remaining Underwriters shall have the right to purchase all, but shall not have the obligation to purchase any of the Defaulted Securities and if such non-defaulting Underwriters do not elect to purchase all the Defaulted Securities, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.       Default by one or more of the Selling Stockholders. If one or more Selling Stockholders shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B hereto, then the Underwriters may, at option of the

Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Stockholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Stockholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Stockholder as referred to in this Section 1, each of the Representatives, the Company and the non-defaulting Selling Stockholders shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 12.       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730) and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD; notices to the Company shall be directed to Philadelphia Energy Solutions Inc. at 1735 Market Street, 10th Floor Philadelphia, PA 19103, attention of General Counsel (facsimile: (844) 359-6011); and notices to the Selling Stockholders shall be directed to the addresses set forth on Schedule B hereto.

SECTION 13.       No Advisory or Fiduciary Relationship.  Each of the Company and each Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or any Selling Stockholder, or its respective stockholders, equityholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Stockholder, on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Stockholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.       Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling

Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.       Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.       GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.       Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18.       TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.       Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

PHILADELPHIA ENERGY SOLUTIONS INC.

By:
Name: [•]
Title: [•]

CARLYLE CEMOF AIV INVESTORS HOLDINGS, L.P.

By:
Name: [•]
Title: [•]

CARLYLE CEOF AIV INVESTORS HOLDINGS, L.P.

By:
Name: [•]
Title: [•]

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
CREDIT SUISSE SECURITIES (USA) LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By
Authorized Signatory

By: CREDIT SUISSE SECURITIES (USA) LLC

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per share for the Securities shall be $[•].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[•], being an amount equal to the initial public offering price set forth above less $[•] per share, subject to adjustment in accordance with Section 2(b) for distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	[•]
Credit Suisse Securities (USA) LLC	[•]

Total	[•]

Schedule A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
Carlyle CEMOF AIV Investors Holdings, L.P.
Carlyle CEOF AIV Investors Holdings, L.P.
Total

Contact Information:

Carlyle CEMOF AIV Investors Holdings, L.P.

c/o The Carlyle Group

1001 Pennsylvania Ave. NW

Suite 220 South

Washington, D.C. 20004-2505

Carlyle CEOF AIV Investors Holdings, L.P.

c/o The Carlyle Group

1001 Pennsylvania Ave. NW

Suite 220 South

Washington, D.C. 20004-2505

Schedule B - 1

SCHEDULE C-1

Pricing Terms

1.             The Company is selling [•] Initial Securities.

2.             The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] Option Securities.

3.             The initial public offering price per share for the Securities shall be $[•].

Schedule C - 1 - 1

SCHEDULE C-2

Free Writing Prospectuses

[SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS]

Schedule C - 2 - 1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Philip L. Rinaldi

James T. Rens

Gregory G. Gatta

Thomas J. Scargle

John B. McShane

David W. Albert

David A. Stonehill

David M. Marchick

Rodney S. Cohen

Gregory C. King

Vicky A. Bailey

Robert W. Owens

Paul V. Stahlin

Michael J. Hennigan

Stanley Riemann

Carlyle CEMOF AIV Investors Holdings, L.P.

Carlyle CEOF AIV Investors Holdings, L.P.

PESC Company, LP

Schedule D - 1

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

[To be provided]

Exhibit A-1

Exhibit B

FORM OF OPINION OF SELLING STOCKHOLDER’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)

[To be provided]

Exhibit B-1

Exhibit C

FORM OF LOCK-UP AGREEMENT

[•], 2015

Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated

Credit Suisse Securities (USA) LLC,

as Representatives of the several
  Underwriters named in the
  within-mentioned Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated

One Bryant Park
New York, New York 10036

Re:          Proposed Public Offering by Philadelphia Energy Solutions Inc.

Dear Sirs:

The undersigned is or will be, a stockholder of Philadelphia Energy Solutions Inc., a Delaware corporation (the “Company”), and is an officer or director of the Company, and understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares of common stock (the “Common Stock”).  In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch and Credit Suisse, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Common Stock”), or exercise any right with respect to the registration of any of the Lock-Up Common Stock, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Common Stock without the prior written consent of Merrill Lynch and Credit Suisse, provided that (1) Merrill Lynch and Credit Suisse receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities

Exhibit D-1

Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)                                     as a bona fide gift or gifts; or

(ii)                                  to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)                               to the undersigned’s shareholders, partners, members or affiliates or any directors, officers or employees of the undersigned’s affiliates or to any investment fund or other entity controlled or managed by or under common control with the undersigned.

Notwithstanding the foregoing, if:

(1)           during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)           prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

It is understood that, if the Company notifies the Representatives that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock, the undersigned will be released from its obligations under this lock-up agreement.

Very truly yours,

Signature:

Print Name:

Exhibit D-2